Exhibit 10.11

                                  May 20, 2005


Mr. Jonathan Fels
President
Avatar Properties Inc.
201 Alhambra Circle 12th
Floor Coral Gables, FL 33134


Dear Mr. Fels:

           This letter agreement hereby amends, restates and supersedes in its entirety the letter agreement among you (the "Employee"), Avatar Holdings Inc. ("Avatar") and Avatar Properties Inc. (the "Company"), dated as of April 15, 2005.

           Reference is made to the following agreements (collectively, the "Compensation Agreements"), each dated as of April 15, 2005:

           1. Amended and Restated Employment Agreement between the Employee and the Company;

           2. Amended and Restated Earnings Participation Award Agreement between the Employee and Avatar;

           3.         Change in Control Award Agreement between the Employee and
                      Avatar;

           4. 2008-2010 Earnings Participation Award Agreement between the Employee and Avatar;

           5. Restricted Stock Unit Award Agreement between the Employee and Avatar, relating to the opportunity to receive 25,000 restricted stock units of Avatar subject to a hurdle price of $65.00 per share;

           6. Restricted Stock Unit Award Agreement between the Employee and Avatar, relating to the opportunity to receive 25,000 restricted stock units of Avatar subject to a hurdle price of $72.50 per share; and

           7. Restricted Stock Unit Award Agreement between the Employee and Avatar, relating to the opportunity to receive 25,000 restricted stock units of Avatar subject to a hurdle price of $80.00 per share.

           Notwithstanding anything in the Compensation Agreements to the contrary, the effectiveness of each of the Compensation Agreements is subject
(A) to the approval by Avatar's stockholders at the 2005 Annual Meeting of Stockholders of Avatar of each of (i) the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement) and (ii) the 2005 Executive Incentive Compensation Plan (such approval of both such plans is referred to herein as the "Stockholder Approval"), (B) to the Employee's continuous employment with the Company through and including the Effective Date (as defined in the following clause (C)), and (C) until June 30, 2005, to the effectiveness


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of a registration statement to be filed by Avatar with the U.S. Securities and
Exchange Commission on Form S-8 related to certain stock-based compensation awarded to the Employee pursuant to the Compensation Agreements (the earlier of June 30, 2005 and the date of such effectiveness herein being referred to as the "Effective Date"). In the case of clause (C), if the registration statement on Form S-8 is not effective on or prior to June 30, 2005 and all other conditions precedent in the preceding sentence have been satisfied, the restricted stock units awarded to the Employee in each of the Restricted Stock Unit Award Agreements referred to above will be awarded in accordance with Section 9 of such Restricted Stock Unit Award Agreements. In the event that the Stockholder Approval is not obtained on or prior to June 30, 2005, (i) each of the Compensation Agreements shall terminate automatically without any further action required by Avatar, the Company or the Employee and none of Avatar, the Company or the Employee shall have any liability with respect thereto and (ii) any agreement between Avatar or the Company, on the one hand, and the Employee, on the other hand, intended to be amended, restated and superceded by any of the Compensation Agreements shall remain in full force and effect in accordance with, and subject to, the terms and conditions set forth therein.

           This letter agreement may be executed in counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same.


                            (signature page follows)









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
           Please evidence your agreement with the foregoing by executing a copy of this letter agreement and returning it to Avatar.


                                  Very truly yours,


                                  AVATAR HOLDINGS INC.

                                  By: /s/ Gerald D. Kelfer
                                      ----------------------------------------
                                      Name: Gerald D. Kelfer
                                      Title: Chief Executive Officer


                                  AVATAR PROPERTIES INC.

                                  By: /s/ Gerald D. Kelfer
                                      ----------------------------------------
                                      Name: Gerald D. Kelfer
                                      Title: Chief Executive Officer



Acknowledged and agreed to
as of the date first written above:

/s/ Jonathan Fels
------------------------------
Jonathan Fels















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